Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

JOHN J. TEDONE PROMOTED TO VICE PRESIDENT-FINANCE
AT KAMAN CORP.

BLOOMFIELD, Connecticut (April 17, 2007) Kaman Corp. (NASDAQ:KAMN) today announced the promotion of John J. Tedone to vice president-finance, reporting to Robert M. Garneau, executive vice president and chief financial officer.

Tedone previously was vice president, internal audit. In his new position, he will serve as the company’s principal accounting officer and will oversee the corporate accounting functions, including internal and external reporting, forecasting, budgeting and compliance.

Tedone joined Kaman in 2004 as assistant vice president-internal audit and in 2006 was promoted to vice president, internal audit. Before joining Kaman he was director of finance-strategic marketing at Diageo NA, Stamford, Conn. Prior to that he was associated with United Technologies Corp., Farmington, Conn., and with KPMG, Hartford, Conn.

Tedone graduated from Central Connecticut State University in 1990 with a bachelor’s degree in accounting. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. He and his family reside in Coventry, Conn.

Kaman Corp., headquartered in Bloomfield, conducts business in the aerospace, industrial distribution and music markets.

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Contact:
Russell H. Jones
SVP, Chief Investment Officer &Treasurer
(860) 243-6307
Russell.Jones@kaman.com